Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Contact:	William P. Hornby, CPA
whornby@centurybank.com

Phone:	781-393-4630

Fax:	781-393-4071

CENTURY BANCORP, INC. ANNOUNCES RECORD EARNINGS FOR THE FIRST SIX MONTHS OF

2018, UP 17.2%; ASSET GROWTH TO RECORD $4.9 BB; REGULAR DIVIDEND DECLARED

Medford, MA, July 10, 2018 – Century Bancorp, Inc. (NASDAQ:CNBKA) (www.centurybank.com) (“the Company”) today announced net income of $16,707,000 for the six months ended June 30, 2018, or $3.00 per Class A share diluted, an increase of 17.2% compared to net income of $14,253,000, or $2.56 per Class A share diluted, for the same period a year ago. Total assets increased 2.4% from $4.79 billion at December 31, 2017 to $4.90 billion at June 30, 2018. For the quarter ended June 30, 2018, net income totaled $8,998,000 or $1.62 per Class A share diluted, an increase of 10.3% compared to net income of $8,157,000, or $1.47 per Class A share diluted, for the same period a year ago.

Net interest income totaled $45.7 million for the six months ended June 30, 2018 compared to $42.6 million for the same period in 2017. The 7.3% increase in net interest income for the period is primarily due to an increase in average earning assets. The net interest margin decreased from 2.23% on a fully taxable equivalent basis in 2017 to 2.19% for the same period in 2018. This was primarily the result of prepayment penalties collected during the second quarter of 2017 as well as a decrease in the federal corporate tax rate from 34% to 21%. This decrease results in a lower tax equivalent yield on tax-exempt assets. The average balances of earning assets increased by 2.8% combined with a similar increase in average deposits. Also, interest expense increased 48.8% primarily as a result of an increase in rates on deposit balances.

The Company’s effective tax rate remained stable at 4.7% for the first six months of 2018 and 2017. This was primarily as a result of an increase in taxable income offset by a decrease in the federal tax rate from 34% to 21% as a result of the Tax Cuts and Jobs Act.

At June 30, 2018, total equity was $277.5 million compared to $260.3 million at December 31, 2017. The Company’s equity increased primarily as a result of earnings, offset somewhat by dividends paid.

The Company’s leverage ratio stood at 6.85% at June 30, 2018, compared to 6.70% at December 31, 2017. The increase in the leverage ratio was due to an increase in stockholders’ equity, offset somewhat by an increase in quarterly average assets. Book value as of June 30, 2018 was $49.84 per share compared to $46.75 at December 31, 2017.

The Company’s allowance for loan losses was $27.1 million or 1.22% of loans outstanding at June 30, 2018, compared to $26.3 million or 1.21% of loans outstanding at December 31, 2017, and $25.3 million or 1.24% of loans outstanding at June 30, 2017. The ratio of the allowance for loan losses to loans outstanding has remained relatively stable. Non-performing assets totaled $1.5 million at June 30, 2018, compared to $1.7 million at December 31, 2017 and $1.1 million at June 30, 2017.

The Company’s Board of Directors voted a regular quarterly dividend of 12.00 cents ($0.12) per share on the Company’s Class A common stock, and 6.00 cents ($0.06) per share on the Company’s Class B common stock. The dividends were declared payable August 15, 2018 to stockholders of record on August 1, 2018.

The Company, through its subsidiary bank, Century Bank and Trust Company, a state chartered full service commercial bank, operating twenty-seven full-service branches in the Greater Boston area, offers a full range of Business, Personal and Institutional Services.

Century Bank and Trust Company is a member of the FDIC and is an Equal Housing Lender.

This press release contains certain “forward-looking statements” with respect to the financial condition, results of operations and business of the Company. Actual results may differ from those contemplated by these statements. The Company wishes to caution readers not to place undue reliance on any forward-looking statements. The Company disclaims any intent or obligation to update publicly any such forward-looking statements, whether in response to new information, future events or otherwise.

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2018	December 31, 2017
Cash and Due From Banks	$70,692	$77,199
Federal Funds Sold and Interest-bearing Deposits In Other Banks	183,586	279,231
Securities Available-for-Sale (AFS)	404,216	397,475
Securities Held-to-Maturity	1,858,298	1,701,233
Federal Home Loan Bank of Boston stock, at cost	28,012	21,779
Loans:
Commercial & Industrial	761,467	763,807
Municipal	103,027	106,599
Construction & Land Development	7,729	18,931
Commercial Real Estate	735,083	732,491
Residential Real Estate	316,248	287,731
Consumer and Other	21,662	19,040
Home Equity	276,397	247,345

Total Loans	2,221,613	2,175,944
Less: Allowance for Loan Losses	27,144	26,255

Net Loans	2,194,469	2,149,689
Bank Premises and Equipment, net	22,931	23,527
Accrued Interest Receivable	12,673	11,179
Goodwill	2,714	2,714
Other Assets	120,508	121,546

Total Assets	$4,898,099	$4,785,572

Liabilities
Demand Deposits	$723,677	$736,020
Interest Bearing Deposits:
Savings and NOW Deposits	1,458,476	1,367,358
Money Market Accounts	1,103,990	1,188,228
Time Deposits	579,990	625,361

Total Interest Bearing Deposits	3,142,456	3,180,947

Total Deposits	3,866,133	3,916,967
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	140,580	158,990
Other Borrowed Funds	506,830	347,778

Total Borrowed Funds	647,410	506,768
Other Liabilities	70,992	65,457
Subordinated Debentures	36,083	36,083

Total Liabilities	4,620,618	4,525,275
Total Stockholders’ Equity	277,481	260,297

Total Liabilities & Stockholders’ Equity	$4,898,099	$4,785,572

Century Bancorp, Inc. and Subsidiaries

Consolidated Comparative Statements of Income (unaudited)

For the quarter and six months ended June 30, 2018 and 2017

(in thousands)

	Quarter ended June 30,		Six-months ended June 30,
	2018	2017	2018	2017
Interest Income:
Loans	$19,179	$16,910	$37,446	$32,010
Securities Held-to-Maturity	11,135	9,824	21,423	19,359
Securities Available-for-Sale	2,329	1,723	4,321	3,334
Federal Funds Sold and Interest-bearing Deposits In Other Banks	765	349	1,648	742

Total Interest Income	33,408	28,806	64,838	55,445
Interest Expense:
Savings and NOW Deposits	2,583	1,500	4,806	2,727
Money Market Accounts	2,934	1,234	5,387	2,508
Time Deposits	2,531	1,902	4,894	3,553
Securities Sold Under Agreements to Repurchase	188	120	369	223
Other Borrowed Funds and Subordinated Debentures	1,973	1,945	3,715	3,873

Total Interest Expense	10,209	6,701	19,171	12,884

Net Interest Income	23,199	22,105	45,667	42,561
Provision For Loan Losses	450	490	900	890

Net Interest Income After
Provision for Loan Losses	22,749	21,615	44,767	41,671
Other Operating Income
Service Charges on Deposit Accounts	2,064	2,074	4,131	4,090
Lockbox Fees	621	861	1,412	1,632
Net Gain on Sales of Loans	—	269	—	370
Net Gain on Sales of Securities	—	—	197	—
Other Income	1,037	1,087	2,175	2,108

Total Other Operating Income	3,722	4,291	7,915	8,200
Operating Expenses
Salaries and Employee Benefits	10,536	10,370	21,761	21,164
Occupancy	1,461	1,495	3,098	3,236
Equipment	780	757	1,574	1,463
FDIC Assessment	359	440	742	878
Other	4,023	4,135	7,985	8,181

Total Operating Expenses	17,159	17,197	35,160	34,922

Income Before Income Taxes	9,312	8,709	17,522	14,949
Income Tax Expense	314	552	815	696

Net Income	$8,998	$8,157	$16,707	$14,253

Century Bancorp, Inc. and Subsidiaries

Consolidated Year-to-Date Average Comparative Statements of Condition (unaudited)

(in thousands)

Assets	June 30, 2018	June 30, 2017
Cash and Due From Banks	$71,146	$73,301
Federal Funds Sold and Interest-Bearing Deposits in Other Banks	199,454	170,604
Securities Available-For-Sale (AFS)	404,032	512,153
Securities Held-to-Maturity (HTM)	1,795,422	1,761,470
Total Loans	2,189,044	2,018,274
Less: Allowance for Loan Losses	26,743	24,849

Net Loans	2,162,301	1,993,425
Unrealized (Loss)Gain on Securities AFS and HTM Transfers	(4,369)	(7,207)
Bank Premises and Equipment	23,290	23,437
Accrued Interest Receivable	11,189	10,261
Goodwill	2,714	2,714
Other Assets	123,101	118,137

Total Assets	$4,788,280	$4,658,295

Liabilities
Demand Deposits	$708,858	$670,241
Interest Bearing Deposits:
Savings and NOW Deposits	1,506,828	1,494,059
Money Market Accounts	1,196,783	1,140,030
Time Deposits	601,207	529,038

Total Interest Bearing Deposits	3,304,818	3,163,127

Total Deposits	4,013,676	3,833,368
Borrowed Funds:
Securities Sold Under Agreements to Repurchase	149,139	198,394
Other Borrowed Funds	252,054	283,964

Total Borrowed Funds	401,193	482,358
Other Liabilities	69,242	59,506
Subordinated Debentures	36,083	36,083

Total Liabilities	4,520,194	4,411,315
Total Stockholders’ Equity	268,086	246,980

Total Liabilities & Stockholders’ Equity	$4,788,280	$4,658,295

Total Average Earning Assets – QTD	$4,622,577	$4,450,981

Total Average Earning Assets – YTD	$4,587,952	$4,462,501

Century Bancorp, Inc. and Subsidiaries

Consolidated Selected Key Financial Information (unaudited)

(in thousands, except share data)

	June 30, 2018	June 30, 2017
Performance Measures:
Earnings per average Class A share, diluted, quarter	$1.62	$1.47
Earnings per average Class A share, diluted, year-to-date	$3.00	$2.56
Return on average assets, year-to-date	0.70%	0.62%
Return on average stockholders’ equity, year-to-date	12.57%	11.64%
Net interest margin (taxable equivalent), quarter	2.20%	2.31%
Net interest margin (taxable equivalent), year-to-date	2.19%	2.23%
Efficiency ratio, year-to-date – Non-GAAP (1)	60.8%	60.6%
Book value per share	$49.84	$45.73
Tangible book value per share – Non-GAAP (1)	$49.35	$45.24
Capital / assets	5.67%	5.60%
Tangible capital / tangible assets – Non-GAAP (1)	5.61%	5.54%
Common Share Data:
Average Class A shares outstanding, diluted, quarter and year-to-date	5,567,909	5,567,909
Shares outstanding Class A	3,608,029	3,603,729
Shares outstanding Class B	1,959,880	1,964,180

Total shares outstanding at period end	5,567,909	5,567,909

Asset Quality and Other Data:
Allowance for loan losses / loans	1.22%	1.24%
Nonaccrual loans	$1,456	$1,122
Nonperforming assets	$1,456	$1,122
Loans 90 days past due and still accruing	$—	$—
Accruing troubled debt restructures	$5,295	$2,872
Net charge-offs(recoveries), year-to-date	$11	$7
Leverage ratio	6.85%	6.31%
Common equity tier 1 risk weighted capital ratio	10.90%	10.43%
Tier 1 risk weighted capital ratio	12.19%	11.74%
Total risk weighted capital ratio	13.19%	12.76%
Total risk weighted assets	$2,709,841	$2,490,113

(1) Non-GAAP Financial Measures are reconciled in the following tables:

Calculation of Efficiency ratio:
Total operating expenses(numerator)	$35,160	$34,922

Net interest income	$45,667	$42,561
Total other operating income	7,915	8,200
Tax equivalent adjustment	4,249	6,827

Total income(denominator)	$57,831	$57,588

Efficiency ratio, year – Non-GAAP	60.8%	60.6%

Calculation of tangible book value per share:
Total stockholders’ equity	$277,481	$254,625
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$274,767	$251,911

Total shares outstanding at period end(denominator)	5,567,909	5,567,909
Tangible book value per share – Non-GAAP	$49.35	$45.24

Book value per share – GAAP	$49.84	$45.73

Calculation of tangible capital / tangible assets:
Total stockholders’ equity	$277,481	$254,625
Less: goodwill	2,714	2,714

Tangible stockholders’ equity(numerator)	$274,767	$251,911

Total assets	$4,898,099	$4,549,237
Less: goodwill	2,714	2,714

Tangible assets(denominator)	$4,895,385	$4,546,523

Tangible capital / tangible assets – Non-GAAP	5.61%	5.54%

Capital / assets – GAAP	5.67%	5.60%